Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of Design Therapeutics, Inc. of our report dated March 10, 2022, with respect to the financial statements of Design Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California
March 10, 2022